Calculation of the Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Notes	$4,045,800.00	$124.21

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $1,537,873.23 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-134553) filed by Lehman Brothers Holdings Inc. and the other Registrants thereto on May 30, 2006, and have been carried forward, of which $124.21 is offset against the registration fee due for this offering and of which $1,537,749.02 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Registration Statement no. 333-134553
Dated November 27, 2007
Rule 424(b)(2)

PRICING SUPPLEMENT NO. 1

(To prospectus dated May 30, 2006

prospectus supplement dated May 30, 2006

underlying supplement no. 890 dated October 22, 2007 and product supplement no. 730-I dated October 29, 2007)

MTNI532

Return Optimization Securities

Linked to an International Index Basket

Offering Potential Enhanced Returns in a Moderate-Return Environment

Lehman Brothers Holdings Inc. $4,045,800 Notes Linked to an International Index Basket due May 29, 2009

Investment Description

These Return Optimization Securities Linked to an International Index Basket (the “Notes”) provide potential enhanced returns based on the positive performance of a basket composed of six international equity indices: the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Swiss Market Index®, the S&P®/ASX 200 Index and the MSCI Emerging Markets IndexSM. The Notes are designed to enhance returns in a moderate-return environment – meaning an environment in which stocks generally experience no more than moderate appreciation. If the Basket Return is positive, at the maturity of the Notes you will receive your principal plus a return equaling 300% of the Basket Return, up to the Maximum Gain, providing you with an opportunity to outperform the Basket Return. If the Basket Return is negative, at maturity of the Notes you will receive your principal reduced by a percentage equal to the absolute value of the Basket Return. Investing in the Notes is subject to significant risks, including potential loss of principal, and a capped appreciation at maturity.

Features
❑	Potential enhanced returns linked to the positive performance of an international index basket

❑	Diversification into international equity markets

❑	Limited direct exposure to fluctuations in foreign exchange rates

Key Dates

Trade Date	November 27, 2007

Settlement Date	November 30, 2007

Final Valuation Date*	May 26, 2009

Maturity Date*	May 29, 2009

*	Subject to postponement in the event of a market disruption event, as described under “Description of Notes—Payment at Maturity” in the accompanying product supplement no. 730-I.

Security Offerings

We are offering Return Optimization Securities Linked to an International Index Basket. The Notes are linked to a basket of indices (the “Basket”) consisting of the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Swiss Market Index®, the S&P®/ASX 200 Index and the MSCI Emerging Markets IndexSM (each, a “Basket Index” and, collectively, the “Basket Indices”). The return on the Notes is subject to, and will not exceed, the Maximum Gain of 29.00%. The Notes are offered at a minimum investment of $1,000.

Basket Index Starting Levels[1]						Maximum Gain	CUSIP	ISIN
SX5E	UKX	NKY	SMI	AS51	MXEF
4,224.44	6,140.70	15,222.85	8,431.10	6,432.70	1,187.93	29.00%	52522L392	US52522L3924

[1]

SX5E, UKX, NKY, SMI, AS51 and MXEF represent the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Swiss Market Index®, the S&P®/ASX 200 Index and the MSCI Emerging Markets IndexSM, respectively.

See “Additional Information about Lehman Brothers Holdings Inc. and the Notes” on page 2. The Notes offered will have the terms specified in the base prospectus dated May 30, 2006, the MTN prospectus supplement dated May 30, 2006, product supplement no. 730-I dated October 29, 2007, underlying supplement no. 890 dated October 22, 2007 and this pricing supplement. See “Key Risks” on page 5, the more detailed “Risk Factors” beginning on page SS-1 of product supplement no. 730-I for risks related to an investment in the Notes and “Risk Factors” beginning on page US-1 of underlying supplement no. 890 for risks related to the Basket Indices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying base prospectus, MTN prospectus supplement, product supplement no. 730-I, underlying supplement no. 890 or any other related prospectus supplements, or any other relevant terms supplement. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of Lehman Brothers Holdings Inc. and are not FDIC insured.

	Price to Public	Underwriting Discount	Proceeds to Us
Per Note	100%	1.75%	98.25%
Total	$4,045,800.00	$70,801.50	$3,974,998.50

UBS Financial Services Inc.	Lehman Brothers Inc.

Additional Information about Lehman Brothers Holdings Inc. and the Notes

Lehman Brothers Holdings Inc. has filed a registration statement (including a base prospectus) with the U.S. Securities and Exchange Commission, or SEC, for this offering. Before you invest, you should read this pricing supplement together with the base prospectus, as supplemented by the MTN prospectus supplement relating to our Series I medium-term notes of which the Notes are a part, and the more detailed information contained in product supplement no. 730-I (which supplements the description of the general terms of the Notes) and underlying supplement no. 890 (which describes the Basket Indices, including risk factors specific to each). Buyers should rely upon the base prospectus, the MTN prospectus supplement, product supplement no. 730-I, underlying supplement no. 890, this pricing supplement, any other relevant terms supplement and any other relevant free writing prospectus for complete details. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous communications concerning the Notes. To the extent that there are any inconsistencies among the documents listed below, this pricing supplement shall supersede product supplement no. 730-I, which shall, likewise, supersede the base prospectus and the MTN prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 730-I and “Risk Factors” in the accompanying underlying supplement no. 890, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may get these documents and other documents Lehman Brothers Holdings Inc. has filed for free by searching the SEC online database (EDGAR®) at www.sec.gov, with “Lehman Brothers Holdings Inc.” as a search term or through the links below, or by calling UBS Financial Services Inc. toll-free at 1-877-827-2010 or Lehman Brothers Inc. toll-free at 1-888-603-5847.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement no. 730-I dated October 29, 2007: http://www.sec.gov/Archives/edgar/data/806085/000119312507223002/d424b2.htm

♦	Underlying supplement no. 890 dated October 22, 2007: http://www.sec.gov/Archives/edgar/data/806085/000119312507223002/d424b2.htm

♦	MTN Prospectus supplement dated May 30, 2006: http://www.sec.gov/Archives/edgar/data/806085/000104746906007785/a2170815z424b2.htm

♦	Base Prospectus dated May 30, 2006: http://www.sec.gov/Archives/edgar/data/806085/000104746906007771/a2165526zs-3asr.htm

References to “Lehman Brothers,” “we,” “our” and “us” refer only to Lehman Brothers Holdings Inc. and not to its consolidated subsidiaries. In this document, “Notes” refers to the Return Optimization Securities Linked to an International Index Basket that are offered hereby, unless the context otherwise requires.

Investor Suitability

The Notes may be suitable for you if, among other considerations:

♦

You believe that the Basket will appreciate moderately—meaning that you believe the Basket will appreciate over the term of the Notes and that such appreciation, as leveraged by the Leverage Factor, is unlikely to exceed the indicative Maximum Gain at maturity

♦	You are willing to risk losing some or all of your investment

♦	You are willing to hold the Notes to maturity

♦	You do not seek current income from this investment

♦	You are willing to invest in the Notes based on the Maximum Gain of 29.00%

♦	You seek an investment with exposure to international developed markets and emerging markets

The Notes may not be suitable for you if, among other considerations:

♦	You do not seek an investment with exposure to international developed markets or emerging markets

♦	You are unable or unwilling to hold the Notes to maturity

♦	You seek an investment whose return is not subject to a cap that is equivalent to the Maximum Gain, which is 29.00%

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings

♦	You seek current income from your investments

♦	You seek an investment for which there will be an active secondary market

♦	You seek an investment that offers principal protection when the Notes are held to maturity

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Key Risks” on page 5, “Risk Factors” in product supplement no. 730-I, underlying supplement no. 890 and the MTN prospectus supplement for risks related to an investment in the Notes.

Final Terms

Issuer	Lehman Brothers Holdings Inc. (A+/A1/AA-)[1]

Issue Price	$10 per Note

Term	18 months

Basket

The Notes are linked to a basket consisting of the Dow Jones EURO STOXX 50® Index (SX5E), the FTSE 100 Index® (UKX), the Nikkei 225SM Index (NKY), the Swiss Market Index® (SMI), the S&P®/ASX 200 Index (AS51) and the MSCI Emerging Markets IndexSM (MXEF) (each, a “Basket Index” and, collectively, the “Basket Indices”).

Index Weightings	Dow Jones EURO STOXX 50® Index FTSE 100 Index® Nikkei 225SM Index Swiss Market Index® S&P®/ASX 200 Index MSCI Emerging Markets IndexSM	35% 25% 25% 5% 5% 5%

Leverage Factor	3

Principal Protection	None. You may lose the entire principal amount of your investment.

Payment at Maturity (per $10)

If the Basket Return (as defined below) is positive, you will receive a cash payment, per $10 principal amount Note, equal to:

$10 + ($10 × Leverage Factor × Basket Return);

provided, however, that in no event will you receive an amount greater than $10 × (1 + the Maximum Gain).

If the Basket Return is less than or equal to 0%, you will receive a cash payment, per $10 principal amount Note, equal to:

$10 + ($10 × Basket Return)

In this scenario, you could lose some or all of your principal, depending on how much the Basket declines.

Basket Return	Basket Ending Level - Basket Starting Level Basket Starting Level

Maximum Gain	29.00%

Basket Starting Level	100

Basket Ending Level

The Basket closing level on the Final Valuation Date. On the Final Valuation Date, the Basket closing level will be calculated as follows:

100 × [1+ (the Dow Jones EURO STOXX 50® Index Return × 35%) + (the FTSE 100 Index® Return × 25%) + (the Nikkei 225SM Index Return × 25%) + (the Swiss Market Index® Return × 5%) + (the S&P®/ASX 200 Index Return × 5%) + (the MSCI Emerging Markets IndexSM Return × 5%)]

The “Dow Jones EURO STOXX 50® Index Return,” the “FTSE 100 Index® Return,” the “Nikkei 225SM Index Return,” the “Swiss Market Index® Return,” the “S&P®/ASX 200 Index Return” and the “MSCI Emerging Markets IndexSM Return” are the performance of the respective Basket Indices, calculated, in each case, as the percentage change from the related index closing level on the Trade Date to the related index closing level on the Final Valuation Date. See the definition of Index Return under “Description of Notes—Payment at Maturity” in the accompanying product supplement no. 730-I.

Determining Payment at Maturity

[1]

Lehman Brothers Holdings Inc. is rated A+ by Standard & Poor’s, A1 by Moody’s and AA- by Fitch. A credit rating reflects the creditworthiness of Lehman Brothers Holdings Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

Scenario Analysis and Examples at Maturity

The following scenario analysis and examples reflect the Leverage Factor of 3 and the Maximum Gain of 29.00% and assume a range of Basket Returns from +40% to -40%.

Example 1—The level of the Basket increases from the Basket Starting Level of 100 to a Basket Ending Level of 105. Because the Basket Ending Level is 105 and the Basket Starting Level is 100, the Basket Return is 5%, calculated as follows:

(105 – 100)/100 = 5%

Because the Basket Return is 5%, the Payment at Maturity is equal to $11.50 per $10.00 principal amount Note calculated as follows:

$10 + ($10 × 5% × 3) = $11.50

Example 2—The level of the Basket increases from the Basket Starting Level of 100 to a Basket Ending Level of 110. Because the Basket Ending Level is 110 and the Basket Starting Level is 100, the Basket Return is 10%, calculated as follows:

(110 – 100)/100 = 10%

Because the Basket Return is 10% and the Leverage Factor is 3, the return on the Note would be equal to 30%, but it is subject to the Maximum Gain of 29%. Therefore, the Payment at Maturity is equal to $12.90 per $10.00 principal amount Note, calculated as follows:

$10 + ($10 × 29%) = $12.90

Example 3—The level of the Basket decreases from the Basket Starting Level of 100 to a Basket Ending Level of 90. Because the Basket Ending Level is 90 and the Basket Starting Level is 100, the Basket Return is -10%, calculated as follows:

(90 – 100)/100 = -10%

Because the Basket Return is -10%, the Payment at Maturity is equal to $9.00 per $10.00 principal amount Note calculated as follows:

$10 + ($10 × -10%) = $9.00

What are the tax consequences of the Notes?

Lehman Brothers Holdings Inc. intends to treat, and by purchasing a Note, for all tax purposes, you agree to treat, a Note as a cash-settled financial contract, rather than as a debt instrument. See “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 730-I.

Key Risks

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket Indices or any of the stocks included in the Basket Indices. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 730-I and in the “Risk Factors” section of the accompanying underlying supplement no. 890. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the Notes in light of your particular circumstances.

♦

Potentially Full Market Risk; You May Lose Some or All of Your Principal: The return on the Notes at maturity is linked to the performance of the Basket, and will depend on whether, and the extent to which, the Basket Return is positive. If the Basket Ending Level is less than the Basket Starting Level, you will lose 1% of your principal for every 1% of the amount by which the Basket Ending Level is less than the Basket Starting Level. YOU MAY LOSE THE ENTIRE PRINCIPAL AMOUNT OF YOUR INVESTMENT.

♦	Maximum Gain: An investment in the Basket may exceed the Maximum Gain of 29.00%. YOU WILL NOT RECEIVE A RETURN ON THE NOTES GREATER THAN THE MAXIMUM GAIN.

♦

Changes in the Level of the Basket Indices May Offset Each Other: The Notes are linked to a weighted basket composed of the Basket Indices. At a time when the level of one or more of the other Basket Indices increases, the level of one or more of the other Basket Indices may not increase as much or may even decline. Therefore, in calculating the Basket Ending Level, increases in the level of one or more of the Basket Indices may be moderated, or offset, by lesser increases or declines in the level of one or more of the other Basket Indices.

♦

No Interest or Dividend Payments or Voting Rights: As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks included in the Basket Indices would have.

♦

Certain Built-in Costs are Likely to Adversely Affect the Value of the Notes Prior to Maturity: While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Lehman Brothers Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. YOU SHOULD BE WILLING TO HOLD YOUR NOTES TO MATURITY.

♦

The Basket Return Will Not Be Adjusted for Changes in Exchange Rates Relative to the U.S. Dollar, But the Notes Will Have Some Exposure to Exchange Rate Fluctuations: The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the stocks included in the Basket Indices are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in your return, if any, at maturity. However, because one of the Basket Indices (the MSCI Emerging Markets IndexSM)—but not its component stocks—is denominated in U.S. dollars, you will have foreign currency exposure with respect to that Basket Index, and the value of your Notes will be affected by exchange rate fluctuations between the U.S. dollar and the currencies in which such component stocks are based. If the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, the value of your Notes may increase or decrease at maturity.

♦

Dealer Incentives: We, our affiliates and agents, and UBS Financial Services Inc., and its affiliates, act in various capacities with respect to the Notes. Lehman Brothers Inc. and other of our affiliates may act as a principal, agent or dealer in connection with the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes, and such compensation may serve as an incentive to sell the Notes instead of other investments. We will pay compensation of $0.175 per $10 principal amount Note to the principals, agents and dealers in connection with the distribution of the Notes.

♦

Lack of Liquidity: The Notes will not be listed on any securities exchange. Lehman Brothers Inc. intends to offer to purchase the Notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Lehman Brothers Inc. is willing to buy the Notes. If you are an employee of Lehman Brothers Holdings Inc. or one of our affiliates, you may not be able to purchase the Notes from us and your ability to sell or trade the Notes in the secondary market may be limited.

♦

Potential Conflicts: We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

♦

We and our Affiliates and Agents May Publish Research, Express Opinions or Provide Recommendations that are Inconsistent with Investing in or Holding the Notes. Any Such Research, Opinions or Recommendations Could Affect the Level of the Basket and, Consequently, the Value of the Notes: We, our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Notes. We, our affiliates and agents may publish or may have published research or other opinions that are inconsistent with an investment position in the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Swiss Market Index®, the S&P®/ASX 200 Index and the MSCI Emerging Markets IndexSM. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Additionally, UBS Financial Services Inc. and its affiliates may publish or may have published research or other opinions that are inconsistent with an investment position in the Dow Jones EURO STOXX 50® Index, the FTSE 100 Index®, the Nikkei 225SM Index, the Swiss Market Index®, the S&P®/ASX 200 Index and the MSCI Emerging Markets IndexSM. Investors should make their own independent investigation of the merits of investing in the Notes.

♦

Many Economic and Market Factors Will Impact the Value of the Notes: In addition to the level of the Basket on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in the product supplement no. 730-I.

♦

There are Risks in Emerging Markets: Countries with emerging markets may have relatively unstable governments, may present risks of nationalization of businesses, may impose restrictions on foreign ownership, foreign currency exchange and the repatriation of assets, and may be less protective of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local, regional and global economic and trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

♦	Uncertain Tax Treatment: Significant aspects of the tax treatment of the Notes are uncertain. You should consult your own tax advisor about your own tax situation before investing in the Notes.

♦

UBS AG, an Affiliate of UBS Financial Services Inc., is One of the Companies That Make Up the Swiss Market Index®: UBS AG, which is an affiliate of UBS Financial Services Inc., is one of the companies that make up the Swiss Market Index®. UBS AG will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the level of the Swiss Market Index® and the value of the Notes.

♦

Credit of Issuer: An investment in the Notes will be subject to the credit risk of Lehman Brothers Holdings Inc., and the actual and perceived creditworthiness of Lehman Brothers Holdings Inc. may affect the market value of the Notes.

Hypothetical Historical Basket Performance

The graph below illustrates the hypothetical historical performance of the Basket from November 27, 1997 to November 27, 2007, if the level of the Basket was made to equal 100 on November 27, 2007. The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Basket Indices and (ii) the Index Weightings indicated under “Final Terms” above. Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Basket Indices should be taken as indications of future performance.

Source: Lehman Brothers Inc.

Dow Jones EURO STOXX 50® Index

The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company, Inc. and SWX Group. As discussed more fully in underlying supplement no. 890 under the heading “The Dow Jones EURO STOXX 50® Index”, the Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX 50® Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made annually to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX 50® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website at www.stoxx.com.

You can obtain the level of the Dow Jones EURO STOXX 50® Index at any time from the Bloomberg Financial Markets page “SX5E <Index> <GO>“ or from the STOXX Limited website at www.stoxx.com.

The graph below illustrates the performance of the Dow Jones EURO STOXX 50® Index from November 27, 1997 to November 27, 2007. The historical levels of the Dow Jones EURO STOXX 50® Index should not be taken as an indication of future performance.

Source: Bloomberg L.P.

The Dow Jones EURO STOXX 50® Index closing level on November 27, 2007 was 4,224.44.

The information on the Dow Jones EURO STOXX 50® Index provided in this document should be read together with the discussion under the heading “The Dow Jones EURO STOXX 50® Index” beginning on page US-5 of underlying supplement no. 890. Information contained in the STOXX Limited website referenced above is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

FTSE 100 Index®

The FTSE 100 Index® is calculated, maintained, published and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange (the “LSE”) and The Financial Times, in association with the Institute and the Faculty of Actuaries. As discussed more fully in underlying supplement no. 890 under the heading “The FTSE 100 Index®”, the FTSE 100 Index® measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. The 100 stocks included in the FTSE 100® Index were selected from a reference group of stocks trading on the LSE. The reference stocks were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The 100 stocks included in the FTSE 100 Index® represent the 100 stocks with the largest market value in this reference group. A current list of the issuers that comprise the FTSE 100 Index® is available on the FTSE website at www.ftse.com.

You can obtain the level of the FTSE 100 Index® at any time from the Bloomberg Financial Markets page “UKX <Index> <GO>“ or from the FTSE website at www.ftse.com.

The graph below illustrates the performance of the FTSE 100 Index® from November 27, 1997 to November 27, 2007. The historical levels of the FTSE 100 Index® should not be taken as an indication of future performance.

Source: Bloomberg L.P.

The FTSE 100 Index® closing level on November 27, 2007 was 6,140.70.

The information on the FTSE 100 Index® provided in this document should be read together with the discussion under the heading “The FTSE 100 Index®” beginning on page US-10 of underlying supplement no. 890. Information contained in the FTSE website referenced above is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Nikkei 225SM Index

The Nikkei 225SM Index is published and disseminated by Nikkei Inc. As discussed more fully in underlying supplement no. 890 under the heading “The Nikkei 225SM Index”, the Nikkei 225SM Index is a modified, price-weighted average of 225 Japanese companies listed in the First Section of the Tokyo Stock Exchange that measures the composite price performance of selected Japanese stocks. The 225 companies included in the Nikkei 225SM Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities.

You can obtain the level of the Nikkei 225SM Index at any time from the Bloomberg Financial Markets page “NKY <Index> <GO>“ or from the Nikkei Inc. website at www.nni.nikkei.co.jp.

The graph below illustrates the performance of the Nikkei 225SM Index from November 27, 1997 to November 27, 2007. The historical levels of the Nikkei 225SM Index should not be taken as an indication of future performance.

Source: Bloomberg L.P.

The Nikkei 225SM Index closing level on November 27, 2007 was 15,222.85.

The information on the Nikkei 225SM Index provided in this document should be read together with the discussion under the heading “The Nikkei 225SM Index” beginning on page US-13 of underlying supplement no. 890. Information contained in the Nikkei Inc. website referenced above is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Swiss Market Index®

The Swiss Market Index® is published and maintained by SWX Swiss Exchange. As discussed more fully in underlying supplement no. 890 under the heading “The Swiss Market Index®”, the Swiss Market Index® is a capitalization-weighted index of the largest and most liquid stocks traded on the Electronic Bourse System. A current list of the stocks that comprise the Swiss Market Index® is available on the SWX Swiss Exchange website at www.swx.com.

You can obtain the level of the Swiss Market Index® at any time from the Bloomberg Financial Markets page “SMI <Index> <GO>“ or from the SWX Swiss Exchange website at www.swx.com.

The graph below illustrates the performance of the Swiss Market Index® from November 27, 1997 to November 27, 2007. The historical levels of the Swiss Market Index® should not be taken as an indication of future performance.

Source: Bloomberg L.P.

The Swiss Market Index® closing level on November 27, 2007 was 8,431.10.

The information on the Swiss Market Index® provided in this document should be read together with the discussion under the heading “The Swiss Market Index®” beginning on page US-25 of underlying supplement no. 890. Information contained in the SWX Swiss Exchange website referenced above is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

S&P®/ASX 200 Index

The S&P®/ASX 200 Index is published and maintained by the S&P Australian Index Committee (the ”ASX Committee”), a team of representatives from both Standard & Poor’s and the Australian Stock Exchange. As discussed more fully in underlying supplement no. 890 under the heading “The S&P®/ASX 200 Index”, the S&P®/ASX 200 Index is composed of the S&P/ASX 100 stocks plus an additional 100 stocks selected by the ASX Committee. As of June 30, 2007, the S&P/ASX 200 Index represented approximately 78% of the total market capitalization of the Australian market. The S&P/ASX 200 Index essentially covers large–cap and mid–cap stocks evaluated for liquidity and size. Additional information concerning the S&P/ASX 200 Index may be obtained from the Australian Stock Exchange website at www.asx.com.au.

You can obtain the level of the S&P®/ASX 200 Index at any time from the Bloomberg Financial Markets page “AS51 <Index> <GO>“ or from the Standard & Poor’s website at www.standardandpoors.com.

The graph below illustrates the performance of the S&P® /ASX 200 Index from November 27, 1997 to November 27, 2007. The historical levels of the S&P®/ASX 200 Index should not be taken as an indication of future performance.

Source: Bloomberg L.P.

The S&P®/ASX 200 Index closing level on November 27, 2007 was 6,432.70.

The information on the S&P®/ASX 200 Index provided in this document should be read together with the discussion under the heading “The S&P®/ASX 200 Index” beginning on page US-17 of underlying supplement no. 890. Information contained in the Australian Stock Exchange website referenced above is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

The MSCI Emerging Markets IndexSM

The MSCI Emerging Markets IndexSM is published by Morgan Stanley Capital International Inc. As discussed more fully in underlying supplement no. 890 under the heading “The MSCI Emerging Markets IndexSM”, the MSCI Emerging Markets IndexSM is a free float-adjusted market capitalization index that is intended to measure the performance of certain emerging equity markets. As of November 27, 2007, the MSCI Emerging Markets IndexSM consisted of the following 25 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey.

You can obtain the level of the MSCI Emerging Markets IndexSM at any time from the Bloomberg Financial Markets page “MXEF <Index> <GO>“ or from the MSCI Barra website at www.mscibarra.com.

The graph below illustrates the performance of the MSCI Emerging Markets IndexSM from November 27, 1997 to November 27, 2007. The historical levels of the MSCI Emerging Markets IndexSM should not be taken as an indication of future performance.

Source: Bloomberg L.P.

The MSCI Emerging MarketsSM Index closing level on November 27, 2007 was 1,187.93.

The information on the MSCI Emerging Markets IndexSM provided in this document should be read together with the discussion under the heading “The MSCI Emerging Markets IndexSM” beginning on page US-20 of underlying supplement no. 890. Information contained in the MSCI Barra website referenced above is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Supplemental Plan of Distribution

We have agreed to sell to UBS Financial Services Inc. and Lehman Brothers Inc. (together, the “Agents”), and the Agents have agreed to purchase, all of the Notes at the price indicated on the cover of this pricing supplement. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount to its affiliates.

We have agreed to indemnify the Agents against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the MTN prospectus supplement and the base prospectus. We have agreed that UBS Financial Services Inc. may sell all or a part of the Notes that it purchases from us to its affiliates at the price indicated on the cover of this pricing supplement.

Subject to regulatory constraints, Lehman Brothers Inc. has agreed to use reasonable efforts to make a market in the Notes for so long as the Notes are outstanding.

We have, or our affiliate has, entered into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes, and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.